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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 2, 2000


                              KEYNOTE SYSTEMS, INC.
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             (Exact name of Registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)



        000-27241                                            94-3226488
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       (Commission                                          (IRS Employer
       File Number)                                      Identification No.)


       2855 Campus Drive, San Mateo, CA                         94403
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  (Address of principal executive offices)                   (Zip Code)


                                (650) 522-1000
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              (Registrant's telephone number, including area code)


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          (Former name or former address, if changed since last report)
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Item 2:  Acquisition or Disposition of Assets

         On June 2, 2000, Keynote Systems, Inc. (the "Company"), completed the acquisition of Velogic, Inc., a California corporation ("Velogic"), though a merger of a wholly-owned subsidiary of the Company with and into Velogic (the "Merger"), with Velogic surviving as a wholly-owned subsidiary of the Company. Velogic is a provider of load testing software for eBusinesses. The Merger is intended to be a tax-free reorganization and will be accounted for under the purchase method of accounting.

         In connection with the Merger, the Company will issue an aggregate of 830,684 shares of its Common Stock for all of the outstanding capital stock, including stock options and warrants, of Velogic, of which 166,137 shares will be subject to an escrow to secure certain indemnification obligations of the shareholders of Velogic. In addition, if Velogic achieves certain revenue targets attributable to Velogic products and services in 2000, the Company will be obligated to issue to the shareholders of Velogic additional shares of its Common Stock having an aggregate value of up to approximately $3.9 million. The Company will be obligated to issue an additional $3.9 million of its Common Stock to the Velogic shareholders if Velogic achieves certain revenue targets in 2001. As a result, if these revenue goals related to Velogic are met, the Company could be obligated to issue additional shares of its Common Stock having an aggregate value of up to approximately $7.8 million.

         The Company is obligated to file, on or about October 2, 2000, a registration statement with respect to the resale of all of the shares of the Company's Common Stock issued to the shareholders of Velogic in connection with the Merger or issuable upon exercise of the assumed options or warrants.

         In connection with the Merger, Alberto Savoia, a co-founder and the Chief Technology Officer of Velogic, and Roongko Doong, a co-founder and the Chief Scientist of Velogic, entered into employment agreements and non-competition agreements with the Company.

Item 7:  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)     Financial Statements of Business Acquired.

         The Company intends to file by amendment the required historical financial statements for Velogic no later than 60 days after the date of this Form 8-K.

         (b)     Pro Forma Financial Information.

         The Company intends to file by amendment the required pro forma financial statements reflecting the acquisition of all of the issued and outstanding capital stock, including stock options and warrants, of Velogic no later than 60 days after the date of this Form 8-K.

         (c)     Exhibits.

         The following exhibits are filed herewith:

                 2.1 Agreement and Plan of Reorganization, dated as of May 9, 2000, by and between the Company and Velogic.
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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               KEYNOTE SYSTEMS, INC.



Date:  June 15, 2000           By: /s/ John Flavio
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                                    John Flavio
                                    Vice President of Finance, Chief Financial
                                    Officer and Secretary

                                      -2-
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                                 Exhibit Index



Exhibit 2.1 Agreement and Plan of Reorganization, dated as of May 9, 2000, by and among the Company, Roadrunner Acquisition Corporation and Velogic.